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EXHIBIT 3.1(D)

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE


          VIMRx PHARMACEUTICALS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is The Corporation Trust Company and the present registered office of the corporation is in the county of New Castle.

          The Board of Directors of VIMRx PHARMACEUTICALS INC. adopted the following resolution on the 6th day of February, 1997:

          RESOLVED, that the registered office of the Corporation in the State of Delaware be and it hereby is changed to 2751 Centerville Road in the City of Wilmington, County of New Castle and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and VIRMx PHARMACEUTICALS INC. shall be and is hereby constituted and appointed the registered agent of this corporation at the above address of its registered office.

          IN WITNESS WHEREOF, VIMRx PHARMACEUTICALS INC. has caused this statement to be signed by Richard L. Dunning, its President, this 10th day of March, 1997.


                                                /s/ Richard L. Dunning
                                        -------------------------------------
                                                    Richard L. Dunning
                                                    President